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                                                                    EXHIBIT 10.4

                          NOTE SECURED BY DEED OF TRUST

$7,000,000                     Las Vegas, Nevada         December 28, 2001,
                                                         as amended and restated
                                                         as of July 1, 2002

         For valuable consideration, Metroflag BP, LLC, a Nevada limited liability company ("Promisor") does hereby promise to pay to the order of Grand Casinos Nevada I, Inc., a Minnesota corporation ("Promisee") the principal sum of Seven Million Dollars ($7,000,000). Said amount shall be due and payable in full on June 28, 2004.

         Both principal and interest are payable at the office of Promisee, in Minnetonka, Minnesota, or at such place as the holder hereof may from time to time designate in writing.

         Provided Promisor has notified Promisee in writing of such prepayment at least ten (10) days in advance, Promisor may prepay this Note in full, or in part at any time.

         This Note is secured by a Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement dated December 28, 2001 (as amended and supplemented from time to time, the "Deed of Trust"). Should any event of default, as hereinafter defined, occur, the whole sum of principal and interest hereunder shall, without notice, immediately become due at the option of the holder hereof. Any and all of the following shall constitute an event of default hereunder:

                    (a) default in payment of any installment of principal or interest hereunder; or

                    (b) default in performance of any obligation contained herein or in the Deed of Trust or any other security instrument by which this
Note is secured or any guaranty hereof or thereof.



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         The sale, agreement to sell, transfer, assignment, mortgage, pledge, hypothecation or encumbrance, whether voluntary or involuntary, directly or indirectly, of the whole or any portion of Promisor's right, title or interest in and to the property subject to the Deed of Trust or any portion thereof, other than encumbrances permitted under, and complying with, the Purchase Agreement of even date by and between Promisor and Promisee, shall entitle Promisee to accelerate the indebtedness secured hereby in the same manner as in the case of any other default. Any lease for a term (including options to extend) of greater than twenty (20) years shall be deemed a sale for the purpose of this paragraph. For the purpose of this paragraph, the sale, transfer, assignment, mortgage, pledge, hypothecation, charging or encumbrance of the aggregate of greater than thirty percent (30%) of (a) the interests in any partnership or limited liability company then owning such property, whether directly or indirectly (such as by sale of stock in any corporate partner or member) or (b) any class of stock in a corporation then owning such property, whether directly or indirectly (such as by sale of stock in any parent corporation) shall be deemed a sale, transfer, assignment, mortgage, pledge, hypothecation or encumbrance, as the case may be, of an interest of Promisor in the property subject to the Deed of Trust.

         Promisor and all others who may become liable for the payment of all or any part of this obligation do hereby severally waive presentment for payment, protest and demand, notice of protest, demand and dishonor, and nonpayment of this Note and expressly agree that the maturity of this Note or any payment hereunder may be extended from time to time, at the option of the holder hereof, without in any way affecting the liability of each. Promisor agrees that the holder hereof may release all or part of the security for the payment thereof or release any party liable for this obligation. Any such extension or release may be made without notice to any of the parties and without discharging their liability.



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         Promisor promises to pay all costs incurred in collection and/or enforcement of this Note or any part thereof or otherwise in connection herewith, including, but not limited to, reasonable attorneys' fees. In the event of court action, all costs and such additional sums and attorneys' fees as the court may adjudge reasonable shall be awarded to the prevailing party.

         The obligations of any party liable for the payment of all or any part of this obligation shall be joint and several.

         If any term, provision, covenant or condition of this Note, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void, or unenforceable, all provisions, covenants and conditions of this Note and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

         The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Note. Any action to enforce Promisor's obligations hereunder may be brought in any court of competent jurisdiction in the State of Nevada, and Promisor hereby consents to the jurisdiction of Nevada courts over it.

                                            Metroflag BP, LLC,
                                            a Nevada limited liability company

                                            By Its Member:

                                            Metro Two, LLC,
                                            a Nevada limited liability company


                                            By:  /s/  Brett Torino
                                               ---------------------------------
                                                   Brett Torino, Manager





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